Exhibit 10.2
AMENDED AND RESTATED PROMISSORY NOTE

New York, New York
US$80,000,000	March 26, 2010
     FOR VALUE RECEIVED, the undersigned, ROYAL GOLD, INC., a corporation organized and existing under the laws of Delaware (“Maker”), hereby promises to pay to the order of HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (“HSBC Bank”), as a lender or other holder hereof (with HSBC Bank and any other holder hereof sometimes referred to herein as “Holder”), at the place and times provided in the Amended and Restated Term Loan Facility Agreement dated as of March 26, 2010 among the Maker, as borrower, Royal Gold Chile Limitada, a Chilean limited liability partnership, as a guarantor, RGLD Gold Canada, Inc., a corporation organized and existing under the laws of the Province of British Columbia, as a guarantor, High Desert Mineral Resources, Inc., a corporation organized and existing under the laws of Delaware, as a guarantor, those additional guarantors from time to time party hereto, as guarantors, HSBC Bank, as a lender, The Bank of Nova Scotia, a bank organized and existing under the laws of Canada (“Scotia”), as a lender, and those banks and financial institutions identified as “Lender” on the signature page thereto and such other banks or financial institutions as may from time to time become parties thereto, as lenders (the “Additional Lenders”) (with each of HSBC Bank, Scotia and the Additional Lenders individually referred to as a “Lender” and collectively the “Lenders”), HSBC Bank, as administrative agent, and HSBC SECURITIES (USA) INC., as sole lead arranger (as amended, restated, supplemented or otherwise modified in accordance with its terms, the “Credit Agreement”) the principal sum of One Hundred Thirty Million Dollars (US$130,000,000), or, if less, the aggregate unpaid principal amount of the Loan under the Credit Agreement. Capitalized terms used in this Note and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
     This Note amends, restates, replaces and continues the Original Note, and this Note and all Instruments, agreements, and documents executed in connection herewith, constitute an amendment, renewal, continuance and restatement of all Indebtedness and Obligations of the Maker and the Guarantors evidenced by the Existing Credit Agreement and the Original Note. All other instruments, documents, and agreements entered into in connection with the Existing Credit Agreement or the Original Note shall remain in full force and effect, except to the extent expressly modified in accordance with their respective terms. It is expressly understood and agreed by the parties hereto that this Note is in no way intended to constitute, and does not constitute, a release, repayment, satisfaction, discharge or novation of the obligations and liabilities existing under the Existing Credit Agreement or the Original Note or a release, termination, novation or impairment of any Lien or Existing Credit Document. All Liens created pursuant to the Existing Credit Documents shall continue to secure the obligations evidenced by this Note and the full payment and performance of all Obligations. All such Liens created pursuant to the Existing Credit Documents are hereby expressly continued, ratified and confirmed by the Maker. All references to the Original Note in any Existing Credit Document shall be deemed to refer to this Note. If any inconsistency exists between this Note and the Original Note, the terms of this Note shall prevail. Nothing contained in this Note or any other document or instrument executed contemporaneously herewith shall be deemed to satisfy or discharge the Indebtedness or Obligations arising under this Note (this being an amendment and restatement only) and all outstanding amounts under the Original Note as of the date hereof shall be carried over and deemed outstanding under this Note.
     This Note evidences the obligation of the Maker to repay all Loans made by the Lenders to the Maker pursuant to the Credit Agreement.
     Maker further agrees to pay and deliver to Holder, when and as provided in the Credit Agreement, interest on the outstanding principal amount hereof at the rate and at the times specified in the Credit Agreement. All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds as specified in the Credit Agreement.
     This Note is made by the Maker pursuant to, and is subject to, all of the terms and conditions of the Credit Agreement. Reference is hereby made to the Credit Agreement and the documents delivered in connection therewith for a statement of the prepayment rights and obligations of the Maker, a description of the collateral in which Liens have been granted by the Maker to secure the payment and performance of Maker hereunder, the nature and extent of such Liens, and for a statement of the terms and conditions under which the due date of this Note may be accelerated.
     In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement, Maker further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by any Holder hereof in endeavoring to collect any amounts due and payable hereunder which are not paid and delivered or otherwise satisfied when due, whether by acceleration or otherwise.
     Maker, for itself and for all endorsers hereof, hereby waives all requirements as to diligence, notice, demand, presentment for payment, protest and notice of dishonor.
     This Note and the rights of Maker and any Holders hereof are governed by the laws of the State of New York.
[Signature page to follow.]

     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.

ROYAL GOLD, INC., a Delaware corporation
By:	/s/ Stefan Wenger
	Name:	Stefan Wenger
	Title:	CFO and Treasurer